EX-10.3


                                                               FINAL AGREED FORM
                                                                      (07/05/04)


                       [TO BE EXECUTED AND KEPT OFF SHORE]




                                   DATED 2006
         --------------------------------------------------------------





                              THERMODYNETICS, INC.



                                       and



                            TURBOTEC PRODUCTS LIMITED





         --------------------------------------------------------------

                     AGREEMENT FOR THE SALE AND PURCHASE OF
                       THE ENTIRE ISSUED SHARE CAPITAL OF
                             TURBOTEC PRODUCTS, INC.

         --------------------------------------------------------------













                                Nabarro Nathanson
                                   Lacon House
                                 Theobald's Road
                                 London WC1X 8RW

                            Tel: +44 (0)20 7524 6000

                                    CONTENTS


CLAUSE   SUBJECT MATTER                                                     PAGE

1.       DEFINITIONS...........................................................1
2.       INTERPRETATION........................................................3
3.       SALE AND PURCHASE.....................................................3
4.       CONSIDERATION.........................................................4
5.       COMPLETION............................................................4
6.       WARRANTIES............................................................5
7.       INDEMNITIES...........................................................5
8.       COSTS.................................................................6
9.       POST-COMPLETION.......................................................6
10.      FURTHER ASSURANCE.....................................................6
11.      VARIATION.............................................................6
12.      ENTIRE AGREEMENT......................................................6
13.      WAIVERS AND REMEDIES..................................................7
14.      SEVERABILITY..........................................................7
15.      SUCCESSORS............................................................7
16.      ASSIGNMENT............................................................7
17.      THIRD PARTY RIGHTS....................................................7
18.      COUNTERPARTS..........................................................7
19.      NOTICES...............................................................8
20.      LAW AND JURISDICTION..................................................8
         SCHEDULE 1 Details of the Company....................................10
         SCHEDULE 2 Warranties................................................11

                    AGREEMENT FOR SALE AND PURCHASE OF SHARES


DATE


PARTIES

(1) Thermodynetics, Inc. a company incorporated in the State of Delaware under the Delaware General Corporation Law, whose principal place of business is at 651 Day Hill Road, Windsor, Connecticut 06095-1714, United States of America (the "SELLER"); and

(2) TURBOTEC PRODUCTS LIMITED (incorporated and registered in England and Wales under company number 5593339) the registered office of which is at c/o Capita Registrars, The Registry, 34 Beckenham Road, Beckenham, Kent BR3 4TU (the "PURCHASER").

IT IS AGREED AS FOLLOWS:

1.     DEFINITIONS

       In this agreement, the following definitions apply:

       "ADMISSION"

              means admission of the Purchaser's ordinary shares to trading on AIM and such admission becoming effective in accordance with Rule 6 of the AIM Rules;

       "AIM"

              means the market operated by the London Stock Exchange known as AIM;

       "AIM RULES"

              means the rules of AIM published by the London Stock Exchange governing admission to and the operation of AIM;

       "COMPANY"

              means  Turbotec  Products,  Inc.,  details of which are set out in
              Schedule 1;

       "COMPLETION"

              means unconditional completion of the sale and purchase of the Shares in accordance with CLAUSE 5;

       "CONSIDERATION"

              means the consideration payable by the Purchaser to the Seller for the Shares as set out in CLAUSE 4;

       "CONSIDERATION SHARES"

              means the o ordinary shares of op each in the capital of the Purchaser to be allocated and issued pursuant to CLAUSE 4;

       "ENCUMBRANCE"

              means any mortgage, charge, pledge, lien, option, restriction, right of first refusal, right of pre-emption, claim, right, interest or preference granted to any third party, or any other encumbrance, security interest or adverse right of any kind (or an agreement or commitment to create any of the same);

       "GROUP"

              means the Purchaser and the Company and any other subsidiary of the Purchaser;

       "LEASES"

              means the leases granted to Turbotec  Products,  Inc in respect of
              (1) 651 Day Hill Road, Windsor Connecticut, USA and (2) 50 Baker Hollow Road, Windsor, Connecticut, USA, each of which are for a 5 year term.

       "SHARES"

              means the 100 shares of common stock of no par value, all issued fully paid in the capital of the Company held by the Seller;

        "TAX"

              means any form of tax, duty, impost charge, withholding or levy of any nature whatsoever, wherever in the world created or imposed which are collected and administered by any Tax Authority, in all cases together with incidental or supplemental penalties, charges, interest, fines, default surcharges and costs;

       "TAX AUTHORITY"

              any local, municipal, governmental, state, federal or fiscal, revenue, customs or excise authority in relation to Tax anywhere in the world;

       "TRADEMARKS ASSIGNMENT AGREEMENT"

              means the trademarks assignment agreement between (1) the Seller and (2) Turbotec Products, Inc in respect of a UK and Australian registered trademark and a pending EU trademark application; and

       "WARRANTIES"

              means the warranties, representations and undertakings made by the Seller in CLAUSE 6.1 in relation to the statements set out in
              Schedule 2.

2.     INTERPRETATION

2.1        In this agreement:

2.1.1 the contents page and clause headings are for convenience only and do not affect its construction;

2.1.2 words denoting the singular include the plural and the other way round;

2.1.3         words denoting one gender include each gender and all genders; and

2.1.4 general words shall not be given a restrictive meaning by reason of their being preceded or followed by words indicating a particular class or examples of acts, matters or things.

2.2        In  this  agreement,   unless  otherwise  specified  or  the  context
           otherwise requires, a reference to:

2.2.1 a person is to be construed to include a reference to any individual, firm, partnership, company, corporation, association, organisation or trust (in each case whether or not having a separate legal personality);

2.2.2 a person being connected with another person is a reference to a connected person as defined in section 346 Companies Act 1985;

2.2.3 a document, instrument or agreement (including, without limitation, this agreement) is a reference to any such document, instrument or agreement as modified, amended, varied, supplemented or novated from time to time;

2.2.4 a provision of any statute or other legislation is to be construed as a reference to such provision as amended or re-enacted or as its application is modified from time to time (whether before or after the date of this agreement) and shall include a reference to any provision of which it is a re-enactment (whether with or without modification) and to any orders, regulations, instruments or other subordinate legislation (and relevant codes of practice) made under the relevant statute or other legislation except to the extent that any amendment or re-enactment coming into force after the date of this agreement would increase or extend the liability of any party to any other person under this agreement; and

2.2.5 writing shall include any method of reproducing words in a legible and permanent form.

3.     SALE AND PURCHASE

3.1 The Seller shall sell with full title guarantee, free from all Encumbrances and transfer, or procure the transfer of, and the Purchaser shall purchase, the Shares. The Seller covenants that it has the right to sell the Shares on the terms of this Agreement.

3.2 The Seller waives (and shall procure the waiver of) all restrictions on transfer (including pre-emption rights) which may exist in relation to the Shares under the bylaws of the Company or otherwise.

3.3 The Purchaser shall not be obliged to complete the purchase of any of the Shares unless the Seller shall at the same time complete the sale of all of the Shares but completion of the purchase of some of the Shares will not affect the rights of the Purchaser with respect to the purchase of the other Shares.

4.     CONSIDERATION

4.1 The consideration for the sale of the Shares shall be the allotment and issue to the Seller by the Purchaser on Completion of the Consideration Shares.

4.2 The Consideration Shares shall be allotted credited as fully paid and free from all Encumbrances and so that they rank PARI PASSU in all respects with the existing issued ordinary shares in the Purchaser.

5.     COMPLETION

5.1        SELLER'S DELIVERY OBLIGATIONS

           At Completion, which shall take place at the offices of the Purchaser's solicitors or at such other place as the Parties may agree immediately upon the signing hereof, subject to clause 5.2 below, the Seller shall deliver, (or procure to be delivered to the Purchaser (or as the Purchaser may otherwise agree));

5.1.1 the certificates in respect of the Shares in the names of the Seller endorsed by the Seller or accompanied by duly executed assignments, as required by the Purchaser, or an indemnity in agreed form in relation to any missing certificates;

5.1.2 any waivers, consents or other documents necessary to vest in the Purchaser as at Completion the full legal and beneficial interest in the Shares and to enable the Purchaser to be registered as owner of them,;

5.1.3 the seals, the certificate of incorporation certified by the Secretary of State of Delaware and statutory books or minute books and share ledgers of the Company and the bylaws of the Company and any operating agreement;

5.1.4 the written consent, waiver and release in a form acceptable to the Purchaser, from Citizens Bank to the sale and purchase of the Shares for all purposes;

5.1.5         the Leases duly executed; and

5.1.6         the Trademarks Assignment Agreement duly executed.

5.2 The Seller is to deliver to the Purchaser after Completion of this agreement the opinion letter from Seyfarth Shaw LLP addressed to both the Purchaser and Dawnay, Day, Corporate Finance Limited including INTER ALIA a legal opinion as to the Seller's capacity to enter into this agreement;

5.2        SHARE CERTIFICATES AND COMPANY STATUTORY BOOKS

           The Seller shall deposit on Completion the items it must deliver under clauses 5.1.1, 5.1.2 and 5.1.3 into the safe custody of the finance director of the Purchaser, or such other party as the Purchaser subsequently notifies to the Seller, provided that such items shall at all times be held outside of the United Kingdom.

5.3        SELLER'S PERFORMANCE OBLIGATIONS

           At Completion, the Seller shall procure that meetings of the directors and shareholders of the Company (as appropriate) shall be held at which it is resolved to approve the transfer of the Shares and (subject to them being duly stamped if appropriate) the registration of the Purchaser as the sole member of the Company in respect of the Shares.

5.4        PURCHASER'S OBLIGATIONS

           The Purchaser shall allot and issue the Consideration Shares to the Seller and instruct its registrars to prepare and deliver share certificates in respect thereof in the names of the Seller to the Seller.

6.     WARRANTIES

6.1 The Seller warrants, represents and undertakes to the Purchaser in the terms of the statements set out in Schedule 2 as at the date of this agreement.

6.2 The Seller acknowledges that the Purchaser in entering into this agreement has relied on the Warranties.

6.3 The Seller agrees (in the absence of fraud) to waive any right or remedy which the Seller may have against the Company or any present or former director, employee or agent of the Company in connection with any representation, warranty, agreement or statement by any such person in relation to this agreement and any other document to be executed in connection with it.

6.4 Each of the Warranties shall be construed as a separate and independent provision.

7.     INDEMNITIES

7.1 The Seller undertakes to indemnify the Purchaser (for itself and as trustee for the Company and the Purchaser hereby declares itself to act as trustee accordingly) against all or any Tax liability, including but not limited to any loss, claim (whether or not successful, compromised or settled), damages, actions and proceedings whatsoever in any jurisdiction whatsoever and expenses including legal and professional costs reasonably and properly incurred that the Purchaser or the Company may incur as a result of or arising out of or in connection with the execution, delivery or performance of the terms of this agreement.

7.2 The Seller undertakes to indemnify the Purchaser (for itself and as trustee for the Company and the Purchaser hereby declares itself to act as trustee accordingly) against all and any liability, including, but not limited to any loss, claims (whether or not successful, compromised or settled), damages, actions and proceedings whatsoever in any jurisdiction whatsoever and expenses including legal and professional costs reasonably and properly incurred that the Purchaser or the Company has incurred or has agreed to incur in respect of a liability of the Seller (whether under contract or at law) on the Seller's behalf prior to the date of this agreement.

8.     SHARE OPTION SCHEME

       The parties acknowledge that it is the Purchaser's intention to introduce a share option scheme for Group employees following Admission in respect of up to 10 per cent. of its then enlarged issued share capital.

9.     COSTS

       Each of the parties shall pay their own costs and expenses (including legal fees and value added tax (if any)) incurred by it in connection with the negotiation, preparation and execution of this agreement and the completion of the transactions contemplated by this agreement.

10.    POST-COMPLETION

       This agreement shall remain in full force and effect after Completion in respect of all obligations, agreements, covenants and undertakings contained in or implied by this agreement which have not been done, observed or performed at or prior to Completion and in respect of all warranties, representations and indemnities contained in this agreement.

11.    FURTHER ASSURANCE

       The Seller shall and shall procure that any third party shall do, execute and perform all further acts, deeds, documents and things as may be reasonably requested from time to time in order to implement all the provisions of this agreement, including without limitation the delivery of all assets capable of delivery and records of the Company to the Purchaser.

12.    VARIATION

       No variation of this agreement shall be effective unless made in writing and signed by or on behalf of each of the parties.

13.    ENTIRE AGREEMENT

13.1 This agreement together with any documents referred to in it contain the entire agreement between the parties in relation to the matters contemplated by this agreement and supersede any previous agreements between the parties in relation to such matters.

13.2 Each of the parties confirms that in entering into this agreement it has not relied on any representation, warranty agreement or undertaking not set out in this agreement and that (in the absence of fraud) it will not have any claim right or remedy arising out of any such representation, warranty agreement or undertaking.

14.    WAIVERS AND REMEDIES

14.1 No failure or delay to exercise, or other relaxation or indulgence granted in relation to, any power, right or remedy under this agreement shall operate as a waiver of it or impair or prejudice it nor shall any single or partial exercise or waiver of any power, right or remedy preclude its further exercise or the exercise of any other power, right or remedy.

14.2 All rights of any person contained in this agreement are in addition to all rights vested or to be vested in it pursuant to common law or statute.

15.    SEVERABILITY

       Each of the provisions of this agreement is distinct and severable from the others and if at any time one or more of such provisions is or becomes invalid, unlawful or unenforceable (whether wholly or to any extent), the validity, lawfulness and enforceability of the remaining provisions (or the same provision to any other extent) shall not in any way be affected or impaired.

16.    SUCCESSORS

       This agreement shall be binding on and enure to the benefit of the lawful successors and permitted assigns of each party and every other person having rights under it by virtue of the Contracts (Rights of Third Parties) Act 1999.

17.    ASSIGNMENT

       The Purchaser and the Company may at any time assign any of its rights and/or benefits under this agreement but the Seller shall not be entitled to assign any of its rights or benefits under this agreement.

18.    THIRD PARTY RIGHTS

       Except as expressly provided in this agreement, nothing in this agreement confers any rights on any person under the Contracts (Rights of Third Parties) Act 1999.

19.    COUNTERPARTS

       This agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and which shall together constitute one and the same agreement.

20.    NOTICES

20.1 Each party may give any notice or other communication under or in connection with this agreement by letter or facsimile transmission or electronic mail addressed to the other party. The address for service of each party shall be the address set out above and the facsimile numbers for service of each party shall be as set out below

           PARTY                         FACSIMILE NUMBER     MARKED FOR THE ATTENTION OF

           Thermodynetics, Inc           +1 860 285 0139      Robert Lerman and Ken Lerman

           Turbotec Products Limited     +1 860 285 0139      Robert Lieberman

           or, such other address or facsimile number for service as each party may from time to time notify to the other party for the purposes of this clause or in the case of the Purchaser, its registered office from time to time.

20.2       Any such communication will be deemed to be served:

20.2.1 if personally delivered, at the time of delivery and, in proving service, it shall be sufficient to produce a receipt for the notice signed by or on behalf of the addressee;

20.2.2 if by letter, at noon on the Business Day after such letter was posted (or, in the case of airmail, five Business Days after such letter was posted) and, in proving service, it shall be sufficient to prove that the letter was properly stamped first class (or airmail), addressed and delivered to the postal authorities;

20.2.3 if by facsimile transmission, at noon on the Business Day after the day of transmission and, in proving service, it shall be sufficient to produce a transmission report from the sender's facsimile machine indicating that the facsimile was sent in its entirety to the recipient's facsimile number; and

20.2.4 if by electronic mail, at noon on the Business Day after such message was sent and, in proving service, it shall be sufficient to produce a computer print out indicating that the message was sent to the recipient's electronic mail address.

21.    LAW AND JURISDICTION

21.1 This agreement and all disputes or claims arising out of or in connection with it shall be governed by and construed in accordance with English law, providing that nothing herein shall operate so as to prevent either or both of the company and the Nomad from bringing enforcement proceedings in any other jurisdiction of their choosing.

21.2 In relation to any legal action or proceedings arising out of or in connection with this agreement, each of the parties irrevocably submits to the non exclusive jurisdiction of the English Courts.

19.3 The Seller hereby irrevocably appoints o at o, to receive, for it and on its or his behalf, service of process in any proceedings in England. Such service shall be deemed completed on delivery to such process agent (whether or not it is forwarded to and received by the Seller). If for any reason such process agent ceases to be able to act as such or no longer has an address in England, the Seller hereby irrevocably agrees to appoint a substitute process agent acceptable to the Purchaser and shall immediately notify the Purchaser of such appointment and deliver to the Purchaser a copy of the new agent's acceptance of that appointment within 30 days. Nothing shall affect the right to serve process in any other manner permitted by the law.

IN WITNESS of which this agreement has been duly signed and delivered on the date written at the beginning of this agreement.

                                   SCHEDULE 1

                             Details of the Company




Name:                               Turbotec Products, Inc.

Registered office:                  651 Day Hill Road, Windsor, CT 06095


Date and place of incorporation:    4 April, 1978

Registered number:                  0072791

Director:                           Robert A. Lerman

President:                          Robert I. Lieberman

Secretary:                          John F. Ferraro

Authorised share capital:           5,000 common stock of no par value

Issued share capital:               100

Shareholder:                        Thermodynetics, Inc.

Accounting reference date:          31 March

                                   SCHEDULE 2

                                   Warranties



1.     CAPACITY

1.1 The Seller has the requisite corporate power and authority without requiring the consent of any person to enter into and perform its obligations under this agreement. The Seller's execution and delivery of this agreement and the consummation of the transactions contemplated hereby have been duly and validly authorised by all necessary corporate action on the part of the Seller. This agreement has been validly executed and delivered by an authorised officer of the Seller and this Agreement is and shall constitute the legally valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms.

1.2 The Seller is entitled to sell and transfer the full legal and beneficial interest in the Shares to the Purchaser on the terms of this agreement.

1.3 The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Connecticut, USA and has the requisite corporate power and authority to own or lease its properties and assets and to carry on all business activities now conducted by the Company. The Company is duly qualified and in good standing (or comparable status) in each jurisdiction in which the nature of the Company's business or the ownership, leasing or holding of the Company's assets makes such qualification necessary.

2.     SHARE CAPITAL AND SCHEDULE 1

2.1 The Seller is the registered holder and beneficial owner of the Shares.

2.2 The authorised capital stock of the Company consists of 5,000 common shares of no par value. The Shares constitute the only issued and outstanding shares of capital stock or other securities of the Company of whatever class, series or designation. The Shares are duly authorised, validly issued, fully paid and non-assessable.

2.3 The Company has not entered into any agreement or commitments to create any other class or group of stockholders other than the Shares.

2.4 There are no outstanding subscriptions, options, warrants, puts, rights (including phantom stock rights), calls, commitments, understandings, conversion rights, rights of exchange, plans, convertible or exchangeable securities, or other agreements pursuant to which the Company is or may become obligated to issue, sell, purchase, retire or redeem any shares of capital stock or other securities of the Company.

2.5 The information set out in Schedule 1 is true, complete and accurate in all respects.

3.     REGULATORY CONSENTS AND SOLVENCY

3.1 No consent, approval or action of, filing with or notice to any governmental or regulatory authority or person is necessary or required under any of the terms, conditions or provisions of any law or order of any governmental or regulatory authority or otherwise for the execution and delivery of this agreement by the Seller and such execution, delivery and performance will not violate, conflict with or result in a breach of any of the provisions of the certificate of incorporation, bylaws or other comparable documents of the Company and will not result in the violation by the Company of any laws or orders of any governmental or regulatory authority applicable to the Company or if any consents or notices have been obtained, given or waived, will conflict with or result in a violation or breach of or constitute (with or without notice of lapse of time or both) a default under or require the Company to obtain any consents, approval or action of or making any filing with or give any notice to or result in or give any person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or in position of any lien upon any of the Company's assets under any of the terms, conditions or provisions of any contract to which the Company is a party or by which the Company or any of its respective assets or properties.

3.2 No steps have been taken, or legal proceedings started or threatened against the Seller for its winding-up or dissolution, nor has it entered into any arrangement or composition for the benefit of creditors, or for the appointment of a receiver, trustee or similar officer of any of its properties, revenues, undertakings or assets.

3.3 The Seller has not been unable, or admitted in writing that it is unable, to pay its debts or has stopped or suspended (or threatened to stop or suspend) payment of its debts generally, or ceased or threatened to cease carrying on all or a substantial part of its business.

4.     CONTRACTS

4.1 The Company is not party to any agreement that contains provisions allowing the counterparty to terminate the contract on a change of control of the Company or requiring the consent of any party to a change of control of the Company.

4.2 The Company has not given any guarantee of, or security for any overdraft, loan or loan facility granted to, or obligations undertaken by the Seller, and the Company is not a party to any guarantee, suretyship, indemnity or similar commitment.

5.     TAX LIABILITIES

5.1 So far as the Seller is aware, nothing contemplated by this agreement will give rise to a Tax liability being incurred by the Purchaser or the Company.

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

Signed by a director, duly authorised for and on      )
behalf of TDYT                                        )     /s/
in the presence of                                    )


Witness:..............................................

Name:.................................................

Address:..............................................

.......................................................

.......................................................

Occupation:...........................................




EXECUTED as a deed by TURBOTEC                        )
PRODUCTS LIMITED                                      )
acting by:                                            )

                                                      Director     /s/

                                                      Director/Secretary     /s/

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